UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

Inhibrx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39452	82-4257312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 N. Torrey Pines Road, Suite 200

La Jolla, CA 92037

(Address of principal executive offices, including zip code)

(858) 795-4220

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INBX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 22, 2024, Inhibrx, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aventis Inc., a Pennsylvania corporation (“Parent”) and wholly owned subsidiary of Sanofi, and Art Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of Parent, pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

In connection with and as a condition to the Merger, the Company and Ibex SpinCo, Inc., a Delaware corporation (“SpinCo”) entered into a Separation and Distribution Agreement, dated as of January 22, 2024 (the “Separation and Distribution Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Separation and Distribution Agreement, immediately prior to the effective time of the Merger (the “Effective Time”): (i) the Company will effect a pre-closing reorganization (the “Pre-Closing Reorganization”), which will result in the Company owning, assuming or retaining all assets and liabilities primarily related to INBRX-101, an optimized, recombinant alpha-1 antitrypsin (“AAT”) augmentation therapy currently in a registrational trial for the treatment of patients with alpha-1 antitrypsin deficiency (“AATD”) (the “101 Business”), and (y) SpinCo owning, assuming or retaining all other assets and liabilities of the Company and its subsidiaries (the “SpinCo Business”); and (ii) thereafter, the Company will distribute to its stockholders as of the Distribution Record Date (as defined below), on a pro rata basis, 92% of the issued and outstanding shares of SpinCo common stock (the “Spin-Off”), at a ratio of one share of SpinCo common stock, par value $0.0001 per share, (“SpinCo common stock”) for every four (4) shares of the Company’s issued and outstanding common stock, par value $0.0001 per share (“Company common stock”) held on the Distribution Record Date. Following the Spin-Off, SpinCo will be a separate public company and the Company will retain 8% of the issued and outstanding shares of SpinCo common stock as of the effective time of the Spin-Off (the “Distribution Time”).

In connection with the execution of the Merger Agreement, the Company entered into (a) the Private Placement Warrant Amendment (as defined below) to the outstanding warrants issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of August 28, 2023, by and between the Company and certain institutional and other accredited investors (the “Securities Purchase Agreement”) (such warrants, the “Private Placement Warrants”), clarifying the treatment of the Private Placement Warrants in connection with the Merger and Spin-Off such that holders of the Private Placement Warrants will receive the Merger Consideration and, pursuant to the terms of the Private Placement Warrants, receive warrants to purchase up to an aggregate of 1,678,661 shares of SpinCo common stock with terms, rights and obligations equivalent to the Private Placement Warrants (the “SpinCo Warrants”), in each case, subject to conditions specified in such amendment and (b) the Oxford Warrants Amendment (as defined below) to the outstanding warrants issued by the Company pursuant to (x) the Loan and Security Agreement, dated as of July 15, 2020, by and among Oxford Finance, LLC, the Company, and the lenders party thereto, as amended (such warrants, the “2020 Warrants”); and (y) the Fourth Amendment to the Loan and Security Agreement, dated as of February 18, 2022 (such warrants, the “2022 Warrants,” and together with the 2020 Warrants, the “Oxford Warrants,” and together with the Private Placement Warrants, the “Company Warrants”), clarifying the treatment of the 2020 Warrants in connection with the Merger and Spin-Off such that the holders of the 2020 Warrants will receive the Merger Consideration and, pursuant to the terms of the 2020 Warrants, receive shares of SpinCo common stock, in each case, subject to the conditions specified in such amendment. For more information on these amendments, see below “–Warrant Amendments.”

The Merger and Spin-Off are expected to be taxable to the Company’s stockholders.

Merger Agreement

At the Effective Time:

i.	Each share of Company common stock that is issued and outstanding immediately prior to the Effective Time (other than (A) Company common stock owned by the Company as treasury shares, (B) Company common stock owned by Parent or Merger Sub and (C) any dissenting shares) will no longer be outstanding and will automatically be cancelled, extinguished and converted into the right to receive (i) an amount in cash equal to $30.00, without interest thereon (the “Closing Amount”), plus (ii) one (1) contractual contingent value right (“CVR”) representing the right to receive a contingent payment of $5.00, without interest thereon, in cash (the “Milestone Payment”), upon the achievement of certain regulatory milestones (“Milestone”) set forth in the CVR Agreement (as defined below) ((i) and (ii) collectively, the “Merger Consideration”);

ii.	Each option to purchase shares of Company common stock (each, a “Company Option”) granted by the Company under the Company’s Amended and Restated 2017 Equity Incentive Plan that is outstanding as of immediately prior to the Effective Time (after giving effect to the Spin-Off and the provisions of the Separation and Distribution Agreement), whether or not then vested, having an exercise price per share of Company common stock that is equal to or less than the Closing Amount will be cancelled and immediately cease to be outstanding and as soon as reasonably practicable following the Effective Time, converted into the right to receive (A) an amount in cash, without interest, equal to the product of (x) the total number of shares of Company common stock subject to such Company Option immediately prior to the Effective Time, multiplied by (y) the excess of (I) the Closing Amount over (II) the exercise price payable per share of Company common stock under such Company Option (such amount, the “Closing Option Payment”), and (B) one (1) CVR for each share of Company common stock subject to such Company Option;

iii.	Each Company Option that is outstanding as of immediately prior to the Effective Time (after giving effect to the Spin-Off and the provisions of the Separation and Distribution Agreement), whether or not then vested, having an exercise price per share of Company common stock that is equal to or greater than the Closing Amount and less than the Merger Consideration (each such Company Option, a “Closing Date Underwater Option”) will be cancelled. If the Milestone is achieved, the cash amount to be paid in respect of such Company Option in respect of the Milestone Payment will be equal to the product of the Milestone Payment (reduced, with respect to holders of Closing Date Underwater Options, by the amount by which the per share exercise price of each such Company Option exceeded the Closing Amount) and the number of CVRs held by such Holder; and

iv.	Each Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per share of Company common stock that is equal to or greater than the Merger Consideration will be cancelled without any consideration being payable in respect thereof, and have no further force or effect.

Additionally, at or immediately after the Effective Time, each Company Warrant shall be deemed cancelled or shall cease to have rights, in accordance with its respective terms.

Consummation of the Merger is subject to certain conditions, including: (i) adoption of the Merger Agreement by holders of a majority of the outstanding shares of Company common stock entitled to vote on such matters at the Company’s stockholders meeting; (ii) the expiration, termination or receipt of any approval or clearances applicable to the consummation of the Merger under applicable antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) and the receipt of certain additional clearances or approvals of certain other governmental bodies applicable to the Merger; (iii) the absence of any law or order prohibiting or making illegal the consummation of the Merger; (iv) effectiveness of the registration statement to be filed with respect to registration of the SpinCo common stock (the “Spin-Off Registration Statement”); (v) completion of the Spin-Off; (vi) subject to certain qualifications, the accuracy of representations and warranties of the Company, Parent and Merger Sub, as applicable, under the Merger Agreement and the performance in all material respects by the Company, Parent and Merger Sub, as applicable, of their obligations under the Merger Agreement; and (vii) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement).

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries to the Effective Time. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to conduct its business in all material respects in the ordinary course and has agreed to certain other operating covenants, as set forth in the Merger Agreement.

The Merger Agreement also includes covenants requiring the Company not to (i) initiate, solicit, knowingly encourage or knowingly facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to an acquisition proposal, (ii) enter into any agreement with respect to an acquisition proposal or (iii) engage in negotiations or discussions with, or provide any non-public information or data to, any person relating to an acquisition proposal (other than Parent or any of its affiliates or representatives). Notwithstanding these restrictions, the Company may under certain circumstances provide information to and engage in discussions or negotiations with third parties with respect to a bona fide acquisition proposal that the board of directors of the Company (the “Board”) determines in good faith, after consultation with the Company’s financial advisor, constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement). In addition, the Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make an Company Adverse Recommendation Change (as defined in the Merger Agreement) following receipt of (a) a Superior Proposal that did not result from a material breach of the no-shop covenants in the Merger Agreement or (b) a Company Intervening Event (as defined in the Merger Agreement), if the Board concludes in good faith, after consultation with outside counsel, that failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law, or in response to a Company Intervening Event (as defined in the Merger Agreement), subject, in each case, to certain matching rights in favor of Parent.

The Merger Agreement contains certain termination rights for each of the Company and Parent. Upon termination of the Merger Agreement in accordance with its terms, under certain circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $54,500,000, including if the Merger Agreement is terminated due to (i) the Company accepting a Superior Proposal or (ii) the Board changing its recommendation that stockholders vote to approve the Merger Agreement. This termination fee will also be payable by the Company if the Merger Agreement is terminated under certain circumstances and prior to such termination, a proposal to acquire the 101 Business or more than 50% of the Company’s stock or assets is made or publicly announced and not publicly withdrawn and the Company enters into a definitive agreement for, or completes, any transaction involving the acquisition of the 101 Business or more than 50% of its stock or assets within twelve months of such termination. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $92,125,000 if the Merger is not consummated due to the failure of certain conditions to be satisfied as a result of failure to obtain antitrust clearance.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. It is not intended to provide any factual information about the Company, Parent or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s stockholders. The Company’s stockholders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to the Company’s stockholders’ right to receive the Merger Consideration pursuant to the Merger Agreement and the right of the Company on behalf of its stockholders to pursue damages for any willful and material breach by Parent of the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Contingent Value Rights Agreement

At or prior to the Effective Time, pursuant to the Merger Agreement, Parent is required to enter into a Contingent Value Rights Agreement between Parent and Continental Stock Transfer & Trust Company (the “Rights Agent”), in substantially the form attached to the Merger Agreement (the “CVR Agreement”). Each CVR will represent the right to receive a contingent payment of $5.00 in cash, without interest, payable to the Rights Agent for the benefit of the holders of CVRs, if the following milestone is achieved:

•	The final approval by the U.S. Food and Drug Administration (“FDA”), on or prior to June 30, 2027, of the new drug application or supplemental new drug application filed with the FDA pursuant to Section 351 of the Public Health Service Act and 21 CFR §§ 600 et seq. (for clarity, including accelerated approval) that is necessary for the commercial marketing and sale of the Company’s precisely engineered recombinant human AAT-Fc fusion protein, also known as INBRX-101 in the United States of America for the treatment of patients with AATD and clinical evidence of emphysema following the clinical trial with identifier INBRX101-01-201, titled “A Phase 2, Double-Blind, Randomized, Active-Control, Parallel Group Study to Assess the Pharmacokinetics, Pharmacodynamics, Immunogenicity, and Safety of INBRX-101 Compared to Plasma Derived Alpha-1 Proteinase Inhibitor (A1PI) Augmentation Therapy in Adults with Alpha-1 Antitrypsin Deficiency Emphysema,” regardless of any obligation to conduct any post-marketing or confirmatory study.

The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

The foregoing description of the CVR Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the CVR Agreement, which is designated as Annex III within the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. It is not intended to provide any factual information about the Company, Parent or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the CVR Agreement have been made solely for the purposes of the CVR Agreement and as of specified dates; were made solely for the benefit of the parties to the CVR Agreement; are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the CVR Agreement, which disclosures are not reflected in the CVR Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the CVR Agreement instead of establishing these matters as facts; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company stockholders. The Company’s stockholders are not third-party beneficiaries under the CVR Agreement (except, following the Effective Time, with respect to the Company’s stockholders’ right to receive the Merger Consideration pursuant to the CVR Agreement and the right of the Company on behalf of its stockholders to pursue damages for any willful and material breach by Parent of the CVR Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the CVR Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth the terms and conditions regarding the Spin-Off, including the transfer of certain assets by the Company to SpinCo and the assumption of certain liabilities by SpinCo from the Company. The Separation and Distribution Agreement further allocates other assets between SpinCo and the Company and provides for various continuing relationships between the Company’s group of companies and SpinCo’s group of companies.

SpinCo will be funded by a cash contribution immediately prior to the Distribution Time from the Company of $200 million, constituted by the sum of the amount of cash contained in any accounts held by SpinCo as of the close of business on the day prior to the date of the Spin-Off, plus the balance through a contribution from Parent. Parent’s liabilities under the Separation and Distribution Agreement include payment of certain expenses payable at closing of the Spin-Off and the Merger.

In the Spin-Off, and pursuant to the Separation and Distribution Agreement, the Company will distribute, on a pro rata basis, to the Company’s stockholders, as of the record date for such Distribution, as may be determined by the Board (the “Distribution Record Date”), 92% of the issued and outstanding shares of SpinCo common stock as of the Distribution Time and the Company will retain 8% of the issued and outstanding shares of SpinCo common stock as of the Distribution Time (the “Distribution”). The Company shall also deliver the SpinCo Warrants to the holders of the Private Placement Warrants to the extent required pursuant to the terms of the Private Placement Warrants and shall deliver shares of SpinCo common stock to the holders of the Company Warrants that are entitled to receive them pursuant to the terms of the Company Warrants.

The consummation of the Spin-Off is subject to, among other things: (i) satisfaction of the conditions to closing set forth in the Merger Agreement; (ii) the effectiveness of the Spin-Off Registration Statement; (iii) final listing approval from a national securities exchange of the shares of SpinCo common stock; (iv) the absence of any law or injunction prohibiting or making illegal the consummation of the Spin-Off, the Pre-Closing Reorganization or the Merger; (v) execution of a transition services agreement, pursuant to which the Company and SpinCo will provide certain services to each other on a transitional basis (the “Transition Services Agreement”); and (vi) completion of the Pre-Closing Reorganization.

Prior to the Distribution, the Company will distribute to its stockholders of record on the Distribution Record Date copies of an information statement relating to SpinCo that will be part of the Spin-Off Registration Statement.

Under the Separation and Distribution Agreement, each of the Company and SpinCo agrees to indemnify and hold harmless the other party, and its affiliates and representatives, from losses in connection with, among other things, (i) the liabilities assigned to, or retained by, the other party, as applicable, or (ii) the breach by such party of the Separation and Distribution Agreement. Each of the Company and SpinCo agrees to release the other party from any and all liabilities existing or arising from any acts or events, including in connection with the Pre-Closing Reorganization, the Distribution or any other transactions contemplated under the Separation and Distribution Agreement, the Merger Agreement and the Transition Services Agreement, and each of the Company and SpinCo agrees not to bring any proceeding or claim against the other party in respect of such liabilities.

The foregoing description of the Separation and Distribution Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Separation and Distribution Agreement, which is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference. It is not intended to provide any factual information about the Company or any Company subsidiaries and affiliates. The representations, warranties and covenants contained in the Separation and Distribution Agreement have been made solely for the purposes of the Separation and Distribution Agreement and as of specified dates; were made solely for the benefit of the parties to the Separation and Distribution Agreement; are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Separation and Distribution Agreement, which disclosures are not reflected in the Separation and Distribution Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the Separation and Distribution Agreement instead of establishing these matters as facts; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s stockholders. The Company’s stockholders are not third-party beneficiaries under the Separation and Distribution Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or any Company subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Separation and Distribution Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Warrant Amendments

Amendment to the Private Placement Warrants to Purchase Common Stock

In connection with the Merger, the Company and each holder of the Private Placement Warrants entered into an Agreement relating to the Pre-Funded Warrant to Purchase Common Stock and Securities Purchase Agreement, dated as of January 22, 2024 (the “Private Placement Warrant Amendment”), which specifies that (A) in connection with the Spin-Off, each holder of Private Placement Warrants shall receive a SpinCo Warrant and shall not otherwise receive shares of SpinCo common stock on account of the Private Placement Warrants and (B) upon consummation of the Merger, each holder of Private Placement Warrants shall receive only the Merger Consideration to which it would be entitled as a result of the Merger if it held the number of shares of Company common stock for which the Private Placement Warrant is exercisable immediately prior to the Merger, assuming full exercise of the Private Placement Warrant on a cashless basis without regard to the beneficial ownership limitation contained in such Private Placement Warrant. The Private Placement Warrant Amendment also provides that SpinCo shall enter into a registration rights agreement with each holder of the SpinCo Warrants containing substantially equivalent registration rights provisions as those set forth in Article 6 of the Securities Purchase Agreement, relating to shares of SpinCo common stock held by each holder of SpinCo Warrants or issuable to such holder pursuant to the exercise of its SpinCo Warrant. SpinCo is required to effectuate the registration of such securities following the Spin-Off as set forth in the Pre-Funded Warrant Amendment.

The foregoing description of the Pre-Funded Warrant Amendment and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Pre-Funded Warrant Amendment, a form of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Oxford Warrants to Purchase Common Stock

In connection with the Merger, the Company and Oxford Finance LLC entered into the Amendment to Warrants to Purchase Stock, dated as of January 22, 2024 (the “Oxford Warrants Amendment”). The Oxford Warrants Amendment provides that, in connection with the consummation of the Distribution and the Merger, the holder of each 2020 Warrant in effect at 4:00 p.m. EST on the business day prior to the Distribution Record Date (the “Determination Time”) shall have the right to receive (A) cash in an amount equal to the product of (1) the total number of shares of Company common stock subject to such 2020 Warrant immediately prior to the Effective Time, multiplied by (2) the difference between (x) the Closing Amount and (y) $17.00, (B) a number of CVRs equal to the total number of shares of Company common stock underlying such 2020 Warrant as of immediately prior to the Effective Time and (C) the number of shares of SpinCo common stock that the holder of such 2020 Warrant would have been entitled to receive in the Distribution had such 2020 Warrant been fully exercised on a cash basis as of the Determination Time. The Oxford Warrant also provides that if the exercise price of the 2022 Warrants is less than the closing price of a share of Company common stock on the business day before the Distribution Record Date, the 2022 Warrants will automatically be exercised on a cashless basis on the day before the Distribution Record Date. In such case, the holder of the 2022 Warrants would be a Company stockholder as of the Distribution Record Date and receive shares of SpinCo common stock in the Distribution. If, however, the exercise price of the 2022 Warrants is greater than or equal to the closing price of a share of Company common stock on the business day before the Distribution Record Date, such warrants shall terminate and expire immediately prior to the consummation of the Merger and the holder of such warrants shall not be permitted to exercise them while the Merger Agreement remains in effect.

The foregoing description of the Oxford Warrants Amendment and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Oxford Warrants Amendment, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 23, 2024, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements about Parent’s proposed acquisition of Company and INBRX-101, and the Company’s related Spin-Off of the assets and liabilities associated with INBRX-105, INBRX-106 and INBRX-109, its existing pipeline and corporate infrastructure, which involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by the Company’s stockholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the possibility that competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the integration of the Company and Parent will be more difficult, time consuming or costly than expected; risks and costs relating to the separation of the assets and liabilities associated with INBRX-105, INBRX-106 and INBRX-109 and the consummation of the Spin-Off in the anticipated timeframe or at all; changes to the configuration of the INBRX-105, INBRX-106 and INBRX-109 businesses included in the separation if implemented; disruption from the transaction making it more difficult to maintain business and operational relationships; risks related to diverting management’s attention from the Company’s ongoing business operation; negative effects of this announcement or the consummation of the proposed transaction on the market price of the Company’s shares of common stock and/or operating results; significant transaction costs; risks associated with the discovery of unknown liabilities prior to or after the closing of the proposed transactions; the risk of litigation and/or regulatory actions related to the proposed transactions or the Company’s business; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; the conflicts in the Ukraine and the Middle East; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals. Important factors, risks and uncertainties that could cause actual results to differ materially from such forward looking statements also include but are not limited to the initiation, timing, progress and results of the Company’s research and development programs as well as the Company’s preclinical studies and clinical trials; the Company’s ability to advance therapeutic candidates into, and successfully complete, clinical trials; the Company’s interpretation of initial, interim or preliminary data from the Company’s clinical trials, including interpretations regarding disease control and disease response; the timing or likelihood of regulatory filings and approvals, including whether any product candidate, receives approval from the FDA, or similar regulatory authority, for an accelerated approval process; the commercialization of the Company’s therapeutic candidates, if approved; the pricing, coverage and reimbursement of the Company’s therapeutic candidates, if approved; the Company’s ability to utilize the Company’s technology platform to generate and advance additional therapeutic candidates; the implementation of the Company’s business model and strategic plans for the Company’s business and therapeutic candidates; the Company’s ability to successfully manufacture the Company’s therapeutic candidates for clinical trials and commercial use, if approved; the Company’s ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the scope of protection the Company is able to establish and maintain for intellectual property rights covering the Company’s therapeutic candidates; the Company’s ability to enter into strategic partnerships and the potential benefits of such partnerships; the Company’s estimates regarding expenses, capital requirements and needs for additional financing; the ability to raise funds needed to satisfy the Company’s capital requirements, which may depend on financial, economic and market conditions and other factors, over which the Company may have no or limited control; the Company’s financial performance; the Company’s and the Company’s third party partners’ and service providers’ ability to continue operations and advance the Company’s therapeutic candidates through clinical trials and the ability of the Company’s third party manufacturers to provide the required raw materials, antibodies and other biologics for the Company’s preclinical research and clinical trials in light of current market conditions or any pandemics, regional conflicts, sanctions, labor conditions, geopolitical events, natural disasters or extreme weather events; the ability to retain the continued service of the Company’s key professionals and to identify, hire and retain additional qualified professionals; and developments relating to the Company’s competitors and the Company’s industry.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business described in the “Risk Factors” and “Special Note Regarding Forward-Looking Statements” sections of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the U.S. Securities and Exchange Commission (the “SEC”), all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. The Company does not give any assurance that it will achieve its expectations.

Additional Information and Where to Find It

In connection with the proposed acquisition, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed acquisition. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed acquisition. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Any vote in respect of resolutions to be proposed at the Company’s annual meeting of stockholders to approve the proposed acquisition or other responses in relation to the proposed acquisition should be made only on the basis of the information contained in the Company’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or on the Company’s website at https://www.inhibrx.com.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

The Company, its respective directors and certain of their respective executive officers may be deemed to be “participants” (as defined under Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from stockholders of the Company with respect to the potential transaction. Information about the identity of Company’s (i) directors is set forth in the section entitled “Our Board of Directors” on page 11 of Company’s proxy statement on Schedule 14A filed with the SEC on April 13, 2023 (the “2023 Proxy”) (and available here) and (ii) executive officers is set forth in the section entitled “Our Executive Officers” on page 14 of the 2023 Proxy (and available here). Information about the compensation of Company’s non-employee directors is set forth in the section entitled “Non-Employee Director Compensation Policy” starting on page 16 of the 2023 Proxy (and available here). Information about the compensation of Company’s named executive officers is set forth in the section entitled “Executive Compensation” starting on page 18 of the 2023 Proxy (and available here). Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933) are disclosed in the section entitled “Certain Relationships and Related Party Transactions” on page 31 of the 2023 Proxy (and available here). Information about the beneficial ownership of Company securities by Company’s directors and named executive officers is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” starting on page 28 of the 2023 Proxy (and available here).

Any change of the holdings of the Company’s securities by its directors or executive officers from the amounts set forth in the 2023 Proxy have been reflected in the following Statements of Beneficial Ownership on Form 4 filed with the SEC: Form 4, filed by Kayyem Jon Faiz, with the filing of the Company on May 30, 2023; Form 4, filed by Manhard Kimberly, with the filing of the Company on May 30, 2023; Form 4, filed by Vuori Kristiina MD, with the filing of the Company on May 30, 2023; and Form 4, filed by Forsyth Douglas, with the filing of the Company on May 30, 2023. As of January 22, 2024, each of the “participants” set forth below “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) less than 1% of shares of common stock, par value $0.0001 share, of the Company.

Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.inhibrx.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
2.1*	Agreement and Plan of Merger, dated as of January 22, 2024, by and among Inhibrx, Inc., Aventis Inc., and Art Acquisition Sub, Inc.
2.2*	Separation and Distribution Agreement, dated as of January 22, 2024, by and among Inhibrx, Inc., Ibex SpinCo, Inc., and Aventis Inc.
4.1	Form of Agreement to Pre-Funded Warrant to Purchase Common Stock and Securities Purchase Agreement, dated January 22, 2024, by and between Inhibrx, Inc. and each holder of the Private Placement Warrants party thereto.
4.2	Amendment to Warrants to Purchase Stock, dated January 22, 2024, by and between Inhibrx, Inc. and Oxford Finance LLC.
99.1	Press Release of Inhibrx, Inc., dated January 23, 2024.
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2024

INHIBRX, INC.

By:	/s/ Kelly Deck
Kelly Deck
Chief Financial Officer

[Signature Page to Form 8-K]